                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    STRUCTURAL DYNAMICS RESEARCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    STRUCTURAL DYNAMICS RESEARCH CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                    STRUCTURAL DYNAMICS RESEARCH CORPORATION

                               2000 EASTMAN DRIVE
                              MILFORD, OHIO 45150

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 1996

TO THE SHAREHOLDERS OF STRUCTURAL DYNAMICS RESEARCH CORPORATION:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Structural Dynamics Research Corporation to be held on April 30, 1996 at 2:00 P.M. at the Company's offices, 2000 Eastman Drive, Milford, Ohio 45150, for the purpose of considering and acting on the following:

    1.    Election of  four Class  I directors  to serve  until the  1998 Annual
       Meeting.

    2. Adoption of amendments to the Company's Amended Code of Regulations to provide for separate offices of Chairman of the Board, President and Chief Executive Officer, to clarify the authority of the Board of Directors to delegate authority with respect to each such office, and otherwise to update the Amended Code of Regulations.

    3. Approval and adoption of the Structural Dynamics Research Corporation 1996 Directors' Non-Discretionary Stock Plan to replace the existing plan which expires in 1996.

    4. Approval of an amendment to the Company's 1994 Long-Term Stock Incentive Plan to permit the estate of a deceased plan participant or a participant who resigns due to ill-health or disability to exercise options or other incentive awards for up to 18 months from the cessation of employment and in the event of termination for other reasons to permit such exercise for up to 60 days from the date of termination.

    5. Ratification of the appointment of Price Waterhouse LLP as the independent auditors of the Company for 1996.

    6. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on March 12, 1996 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          [JOHN A. MONGELLUZZO SIGNATURE]
                                          John A. Mongelluzzo
                                          Secretary
March 26, 1996

                                    IMPORTANT

    A PROXY STATEMENT AND PROXY ARE SUBMITTED HEREWITH. AS A SHAREHOLDER, YOU ARE URGED TO COMPLETE AND MAIL THE PROXY PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THIS ANNUAL MEETING IN PERSON. THE ENCLOSED ENVELOPE FOR RETURN OF PROXY REQUIRES NO POSTAGE IF MAILED IN THE U.S.A. SHAREHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED IN WHICH EVENT THEIR SIGNED PROXIES ARE REVOKED. IT IS IMPORTANT THAT YOUR SHARES BE VOTED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                    STRUCTURAL DYNAMICS RESEARCH CORPORATION

                               2000 EASTMAN DRIVE
                              MILFORD, OHIO 45150

                                                                  March 26, 1996
                                PROXY STATEMENT


    The enclosed form of proxy is being solicited on behalf of the Board of Directors of Structural Dynamics Research Corporation (also referred to as "SDRC" or the "Company") for the Annual Meeting of Shareholders to be held on April 30, 1996. Each of the 31,252,775 shares of Common Stock, without par value, outstanding on March 12, 1996, the record date of the meeting, is entitled to one vote on all matters coming before the meeting. Only shareholders of record on the books of the Company at the close of business on March 12, 1996 will be entitled to vote at the meeting either in person or by proxy. The Company has hired Morrow & Co., Inc. to assist it in soliciting proxies. This Proxy Statement is being mailed to shareholders on or about March 26, 1996.


    The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person granting a proxy may revoke it by giving notice to the Company's Secretary in writing or in open meeting at any time before it is voted. Proxies will be solicited principally by mail, but may also be solicited by directors, officers and other regular employees of the Company who will receive no compensation therefor in addition to their regular salaries. Brokers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company will reimburse them for their expenses. The expense of soliciting proxies will be borne by the Company.

    The Annual Report of the Company for the fiscal year ended December 31, 1995 is enclosed with this Proxy Statement.

                             ELECTION OF DIRECTORS

    In October, 1995, Ted H. McCourtney resigned as a director of the Company, and in February, 1996 Robert P. Henderson informed the Company of his decision not to seek re-election to the Board after his term expires at the 1996 Annual Meeting. Both Mr. McCourtney and Mr. Henderson joined the Board in 1986. The Company is grateful for their many years of valuable service as directors. As a result of their leaving, after the 1996 Annual Meeting the Board will be comprised of Class I, consisting of four directors, and Class II, consisting of three directors, with no vacancies.

    Four directors of Class I are to be elected to hold office until the 1998 Annual Meeting of Shareholders. It is the intention of the individuals named in the proxy to vote for the election of only the four nominees designated for Class I directorships. Only the maximum of four Class I directors may be elected. The Company is not currently aware of any potential candidates who may be nominated at or prior to the meeting, and in no event will the proxies solicited hereby be voted for other than the four nominees designated for Class I directorships.

    The  nominees,  William P.  Conlin, Albert  F. Peter,  Bannus B.  Hudson and
Arthur B. Sims, are currently serving as members of the Board of Directors. While management has no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept the nominations, should any nominee so refuse or become unable to accept, the proxies will be voted for the election of such substitute nominee, if any, as may be recommended by the Board of Directors. Nominees receiving the four highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the four nominees specified above unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

    Information with respect to each of the four nominees is as follows:

                               CLASS I DIRECTORS
                             (TERMS EXPIRE IN 1996)


    WILLIAM P. CONLIN, Chairman of the Board of the Company since February, 1995. Before retiring in November, 1993, Mr. Conlin served as President of CalComp, Inc., a subsidiary of Lockheed Corporation (a manufacturer and distributor of computer graphics products), a position he held from 1983 to 1993. Mr. Conlin is also a director of Syntellect Incorporated. Mr. Conlin is 62 years of age and has been a director of the Company since April, 1993.


    ALBERT F. PETER, President and Chief Executive Officer of the Company since February, 1995. Mr. Peter joined the Company in 1967 and served in various capacities until his election to the office of Vice President, a position he held until his retirement in December, 1991. In November, 1994 Mr. Peter was named acting chief executive officer of the Company and served in that position until his election as President and Chief Executive Officer in February, 1995. Mr. Peter is 53 years of age and has been a director of the Company since July, 1983.


    BANNUS B. HUDSON, former President and Chief Executive Officer of The United States Shoe Corporation, having served in such capacities for more than five years, until May, 1995. Mr. Hudson is also a director of The Ohio National Life Insurance Company. Mr. Hudson is 50 years of age and has been a director of the Company since June, 1995.



    ARTHUR B. SIMS, has served as Chief Executive Officer and Chairman of the Board of 3D Systems Corporation, (developer, manufacturer and marketer of rapid prototyping systems) since August, 1993 and, since September, 1991 has also served as Chief Executive Officer of 3D Systems, Inc., a California corporation which is an indirect, wholly-owned subsidiary of 3D Systems Corporation. From September, 1990 until September, 1991, Mr. Sims was an independent management consultant. Mr. Sims is 58 years of age and has been a director of the Company since July, 1995.


    The following sets forth similar information with respect to incumbent directors in Class II of the Board of Directors who are not nominees for election at this Annual Meeting of Shareholders:

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 1997)

    JOHN E. McDOWELL, Partner in the Cincinnati law firm of Dinsmore & Shohl and counsel to the Company since its inception. Mr. McDowell also served as Secretary of the Company from 1967 until 1983. Mr. McDowell is 68 years of age and has been a director of the Company since October, 1967.

    JAMES W. NETHERCOTT, retired Senior Vice President, chief financial officer and a director of The Procter & Gamble Company (a diversified consumer products manufacturer), having served in all three capacities from 1979 until his retirement in 1991. Mr. Nethercott is also a director of The Ohio National Life Insurance Company. Mr. Nethercott is 68 years of age and has been a director of the Company since February, 1995.

    GILBERT R. WHITAKER, JR., Professor of Business Economics and Provost and Executive Vice President for Academic Affairs Emeritus of the University of Michigan since September, 1995. Prior to that Dr. Whitaker held various academic and administrative positions with the University of Michigan School of Business Administration and with the University of Michigan for over 15 years. Dr. Whitaker is also a director of Johnson Controls, Inc., Lincoln National Corporation, and the Handleman Company. Dr. Whitaker is 64 years of age and has been a director of the Company since July, 1988.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    In the fiscal year ended December 31, 1995, the Board of Directors met on ten occasions. Each incumbent director during the last fiscal year attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

    During 1995 the Board of Directors undertook a thorough review of its internal governance practices and committee structure. As a result of this review, the Board adopted written Board of Directors Guidelines on Corporate Governance Issues (the "Corporate Governance Guidelines"), reorganized the committee structure, and adopted written charters for each committee. Among other provisions, the Corporate Governance Guidelines specify that only outside directors may serve on the committees.


    The Company has an Audit Committee of the Board of Directors, which held five meetings during 1995. The Audit Committee recommends to the entire Board of Directors the independent auditors to be retained by the Company, consults with the independent auditors with respect to their audit plans, reviews the independent auditors' audit report and any management letters issued by the auditors, and consults with the independent auditors with regard to financial reporting and the adequacy of internal controls. The present members of the Audit Committee are Messrs. Nethercott (Chairman), McDowell, Henderson and Conlin.


    The Company has a Compensation Committee of the Board of Directors, which held five meetings during 1995. The Compensation Committee recommends to the entire Board of Directors the compensation arrangements for the Chief Executive Officer, determines the compensation of the corporate officers of the Company, administers the Company's stock option plans, and reviews proposed changes in management organization. The present members of the Compensation Committee are Messrs. Hudson (Chairman) and Conlin and Dr. Whitaker.

    The Board of Directors established a Nominating and Director Affairs Committee in February, 1995 and named as its members Messrs. Henderson (Chairman), Conlin and McDowell. This Committee met twice during 1995. The functions of this Committee are to recommend corporate governance policies, to lead the annual self-evaluation of the Board and to periodically seek out qualified candidates for election to the Board and to make recommendations to the whole Board with respect to nominees. The Committee also makes recommendations as to exercise of the Board's authority to determine the number of its members, within the limits provided by the Company's Amended Code of Regulations. Shareholders wishing to communicate with the Nominating and Director Affairs Committee concerning potential director candidates may do so by corresponding with the Company's Secretary, John A. Mongelluzzo, and including the name and biographical data of the individual being suggested.

                             EXECUTIVE COMPENSATION

SUMMARY

    The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer and each of the Company's other four most highly compensated executive officers who held office as of the end of 1995 (the "named executives") during each of the last three fiscal years:

                           SUMMARY COMPENSATION TABLE


                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                       --------------
                                                ANNUAL COMPENSATION      SECURITIES
                                                --------------------     UNDERLYING        ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR  SALARY($)   BONUS($)(1)   OPTIONS(#)    COMPENSATION($)(2)
----------------------------------------  ----  ---------   --------   --------------   ---------------
Albert F. Peter                           1995    300,000   350,000    75,000 shs.            2,321(4)
  President and Chief                     1994     23,864     --       10,000 shs.(3)        22,500(4)
  Executive Officer                       1993     --         --       10,000 shs.(3)        23,250(4)

John A. Mongelluzzo                       1995    134,000   100,000    15,000 shs.            4,257(5)
  Vice President Secretary, and           1994    113,503     --       15,000 shs.            3,513(5)
  General Counsel                         1993    102,001     --       14,000 shs.              225(5)

Martin A. Neads                           1995    206,313   170,000    15,000 shs.          104,498(6)
  Vice President-SDRC Operations          1994    151,873     --       55,000 shs.            5,101(6)
                                          1993     --         --           --               --

Martin D. Schussel                        1995    147,633   120,000    22,000 shs.            6,306(7)
  Vice President-Product Development      1994     --         --           --               --
                                          1993     --         --           --               --

Jeffrey J. Vorholt                        1995    154,568   120,000    15,000 shs.            5,065(8)
  Vice President, Chief Financial         1994     --         --           --               --
  Officer and Treasurer                   1993     --         --           --               --


------------------------


(1) Amounts shown include cash bonuses paid in 1996 with respect to the Company's performance in 1995 under the Company's Incentive Compensation Plan for Key Management Personnel.



(2) All amounts shown include amounts contributed by the Company pursuant to the Company's Tax Deferred Capital Accumulation (401(k)) Plan, except in the case of Mr. Peter, who does not participate, and Mr. Neads who was not eligible to participate in 1994. Participants in the Company's 401(k) plan may elect to reduce their salaries by no less than 1% per month and no greater than 15% per year and to have such amount contributed to their accounts in this plan. They may also make other voluntary contributions from time to time. With respect to any fiscal year, the Company may elect to partially match employee contributions. Such matching contributions may be either in cash or in shares of the Company's Common Stock. The Company elected to make such contributions for the years 1995 and 1994 but not 1993. The Company's contributions in 1995 and 1994 were made in the form of Common Stock. Amounts in this plan become available for payout upon termination or retirement only.


(3) Consists of  stock  options  granted to  Mr.  Peter  in his  capacity  as  a non-employee director, pursuant to the Company's Directors' Non-Discretionary Stock Option Plan, prior to his election as President and Chief Executive Officer.



(4) Consists of director's fees paid to Mr. Peter in his capacity as a non-employee director prior to his election as President and Chief Executive Officer, and $2,321 which was a term life insurance premium for insurance benefiting the named executive.



(5) Includes,  for 1995,  1994 and  1993, respectively,  $4,121, $3,405,  and $0 representing the Company's 401(k) plan contributions, and $136, $108 and $225, which were term life insurance premiums paid by the Company for insurance benefiting the named executive.



(6) Includes, for 1995 and 1994, respectively $9,000 and $5,101 representing contributions to the Company's executive pension plan for United Kingdom employees, and includes, for 1995, $4,586 representing the Company's 401(k) plan contribution and $1,402 which was a term life insurance premium for insurance benefiting the named executive. Also includes, for 1995, $70,835 in payment of costs associated with Mr. Neads' relocation from England to the United States and $18,675 in payment of the private school tuition costs of Mr. Neads' children which the Company reimburses under the employment arrangement with Mr. Neads. See "Executive Compensation -- Employment Agreement."



(7) Includes,  for  1995,   $4,837  representing  the   Company's  401(k)   plan
    contribution, and $1,469, which was a term life insurance premium paid by the Company for insurance benefiting the named executive.



(8) Includes,  for  1995,   $4,500  representing  the   Company's  401(k)   plan
    contribution, and $565, which was a term life insurance premiums paid by the Company for insurance benefiting the named executive.

STOCK OPTIONS

    The following table sets forth information regarding stock options granted to the named executives during 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                   POTENTIAL
                                                           INDIVIDUAL GRANTS                    REALIZABLE VALUE
                                          ---------------------------------------------------      AT ASSUMED
                                                            % OF                                  ANNUAL RATES
                                           NUMBER OF    TOTAL OPTIONS                            OF STOCK PRICE
                                          SECURITIES     GRANTED TO     EXERCISE                APPRECIATION FOR
                                          UNDERLYING      EMPLOYEES     OR BASE                   OPTION TERM
                                            OPTIONS       IN FISCAL      PRICE     EXPIRATION   ----------------
                  NAME                    GRANTED#(1)      YEAR(2)      ($/SH.)       DATE       5%($)   10%($)
----------------------------------------  -----------   -------------   --------   ----------   -------  -------
Albert F. Peter                             75,000           8.1%         6.3125     2/2/2005   297,742  754,537

John A. Mongelluzzo                         15,000           1.6%         6.3125     2/2/2005    59,548  150,907

Martin A. Neads                             15,000           1.6%         6.3125     2/2/2005    59,548  150,907

Martin D. Schussel                          10,000           1.1%         6.3125     2/2/2005    39,699  100,605
                                            12,000           1.3%        12.1875    4/18/2005    91,976  233,085

Jeffrey J. Vorholt                          15,000           1.6%         6.3125     2/2/2005    59,548  150,907


------------------------

(1) All such options first become exercisable as to 33% of the shares covered after the end of the first year after the date of grant, as to 67% of the shares covered after the end of two years, and are exercisable in full after the end of three years. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

    The following table sets forth information regarding stock options exercised by the named executives during 1995 and the value of unexercised in-the-money options held by the named parties as of December 31, 1995:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                                OPTIONS AT FY-END #              AT FY-END ($)
                               ACQUIRED ON                         ----------------------------  ----------------------------
          NAME                 EXERCISE(#)      VALUE REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  -------------------  -----------------  ------------  --------------  ------------  --------------
Albert F. Peter                         0                   0           30,000         75,000        422,500       1,654,688

John A. Mongelluzzo                     0                   0           64,530         29,670        827,405         563,783

Martin A. Neads                         0                   0          100,180         60,100      1,182,424       1,206,819

Martin D. Schussel                      0                   0           61,240         32,660      1,032,896         581,435

Jeffrey J. Vorholt                      0                   0            4,950         25,050        114,469         563,344

COMPENSATION OF DIRECTORS

    During the year ended December 31, 1995, the Company's outside directors (those directors who are not employees of the Company) were compensated for their services as directors at the rate of $15,000 per year. In addition, directors received $1,500 for each Board of Directors meeting and $750 for each committee meeting they attended, and individuals who served as committee chairmen received an additional $250 per committee meeting attended. Currently, the Chairman of the Board, a non-executive position, receives an additional
$10,000 per month. The Company does not additionally compensate employee directors. All directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties.

    In addition, outside directors currently receive stock options under the Structural Dynamics Research Corporation Directors' Non-Discretionary Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides that upon their initial election or appointment, non-employee directors are automatically issued options to purchase 16,000 shares of the Company's Common Stock and that at every annual organizational meeting of directors each then-serving director will receive an additional option to purchase 10,000 shares. All options granted under the Directors' Plan have a five year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of issuance. Options are not exercisable at all for six months after their issuance, at which time they become exercisable as to 50% of the shares covered. After 12 months, they become exercisable in full until expiration. The Directors' Plan expires in July, 1996.

EMPLOYMENT AGREEMENT

    In November, 1994, Martin A. Neads, who was then Vice President and General Manager -- European Operations, was asked to relocate to the Company's headquarters in the United States and to assume the position of Senior Vice President -- SDRC Operations. The Company agreed to pay all expenses incurred in connection with Mr. Neads' relocation from England. The Company also agreed to pay the school tuition costs of Mr. Neads' children and to pay the airfare for two return trips to England for his family during the first three years of his assignment in the United States. The arrangement with Mr. Neads also provides that, although Mr. Neads is to remain an "at will" employee of the Company, in the event Mr. Neads is terminated by the Company for reasons other than cause (defined as gross misconduct, theft, etc.) while he is on assignment in the United States, he will be given a severance benefit equal to 12 months of his annual pay (defined as base salary plus the actual bonus paid for the prior year).


SEVERANCE COMPENSATION AGREEMENTS


    In order to minimize distraction in circumstances arising from a change in control, the Company has entered into severance compensation agreements with each of the named executives, as well as other executive officers of the Company, which provide for the payment of severance compensation in the event the employment of the named executive or other officer is terminated by the Company within two years following a change in control of the Company other than due to death or disability or for cause, or if the executive terminates his or her employment for "good reason." Good reason is defined in detail in the agreements and generally exists if there is a material change in the terms and conditions of the executive's employment. The severance benefits payable under these agreements are equal to 250% of the sum of the prior year's base salary and annual bonus target.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

OVERVIEW AND PHILOSOPHY

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of three non-employee directors of the Company. No member of the Compensation Committee has any insider or interlocking relationship with the Company, as these terms are defined in applicable rules and regulations of the Securities and Exchange Commission. The Compensation Committee is responsible for developing and recommending the Company's executive compensation principles, policies and programs to the Board of Directors. In addition, the Compensation Committee recommends to the Board of Directors on an annual basis the compensation to be paid to the Chief Executive Officer and, with advice from the Chief Executive Officer, determines the amount paid to each of the other executive officers of the Company, including the named executives.

    The Compensation Committee works with an outside compensation consultant and supports its compensation decisions by analysis of published surveys and special studies undertaken periodically.

    The Company's compensation programs are designed to provide its executive officers with market competitive salaries and the opportunity to earn incentive compensation related to performance expectations identified by the Board. The objectives of the Company's executive compensation program as developed by the Compensation Committee in 1995 are to:

    - Provide a direct link between executive officer compensation and the interests of the Company's shareholders by making a significant portion of executive officer compensation dependent upon the financial performance of the Company and the price performance of the Company's Common Stock.

    - Support the achievement of the Company's annual and long-term goals and objectives as determined annually by the Board.

    - Establish base salaries targeted at a median level for comparable positions within a comparison group of companies, with incentive opportunities designed to pay total compensation well above average for outstanding performance.

    - Provide opportunities for equity ownership based on competitive levels, corporate/segment performance, share price performance, and share dilution considerations.

    - Achieve and maintain desired levels of Common Stock ownership within the executive officer group; desired levels of Common Stock ownership are amounts valued at three times the salary level for the Chief Executive Officer and two times or one time the salary level for other executive officers of the Company. The Company's 1994 Long-Term Stock Incentive Plan is designed to provide opportunities for ownership through retention of shares obtained through the exercise of options.


    - Provide compensation plans and arrangements that encourage the retention of better-performing executives.


    The Compensation Committee's executive compensation policies seek to provide an opportunity for compensation, that varies with performance, which compares favorably to levels provided to executives within a comparative group of companies engaged in high technology businesses. These companies are generally either competitive with or complementary to the Company's business and are generally of comparable size, business characteristics and complexity (the "Comparative Group"). All of the companies in the Comparative Group whose shares are traded on the Nasdaq National Market are included in the Nasdaq Computer and Data Processing Services Stocks Index (see "Executive Compensation -- Financial Performance"). The Comparative Group also includes certain companies whose shares are traded on other exchanges, and are therefore not included in such index, but are nevertheless considered to be comparable to the Company for this purpose.

    The Compensation Committee developed an executive compensation strategy which targets total direct compensation (base salary plus annual incentives plus long-term incentives) at competitive levels compared to the Comparative Group in a manner which directly links the interests of the Company's executives and its shareholders and focuses executives on sustainable long-term growth. Individual compensation levels recommended by the Compensation Committee vary significantly among the Company's executive officers and from year to year, because such levels also are based in major part on annual and long-term corporate performance, as well as on individual performance. The Compensation Committee assigns more weight to long-term corporate performance for higher level executives and more weight to annual corporate and individual performance for lower level executives in determining the compensation level of any individual executive officer.

COMPENSATION OF EXECUTIVE OFFICERS


    The compensation of executive officers of the Company includes (i) base salary, (ii) annual incentive cash bonuses, and (iii) long-term incentive compensation currently in the form of stock options. Bonuses and stock options (collectively, "Incentive Compensation") may represent between one-third and two-thirds of an executive officer's potential annual compensation, depending upon the position. In general, the proportion of an executive officer's compensation that is Incentive Compensation increases with the level of responsibility of the officer. Executive officers also receive various benefits, such as 401(k) and medical plans, generally available to all employees of the Company.

BASE SALARIES


    The Compensation Committee seeks to set base salaries for the Company's executive officers at levels which are competitive with median levels for executives with similar roles and responsibilities within the Comparative Group. In setting annual salaries for individuals, the Compensation Committee first considers the compensation paid for similar positions within the Comparative Group and the executive's level and scope of responsibility as a benchmark reference. It then considers individual performance of the executive. The
Compensation Committee primarily considers individual performance against expectations in developing its salary increase recommendations. Because target levels of revenues and operating income for fiscal year 1995 were not only met but significantly exceeded, salary increases were granted to named executives in 1995.


ANNUAL INCENTIVE BONUSES

    Working with an outside compensation consultant and analyzing the total executive compensation components of the Comparative Group, the Compensation Committee developed through 1995 an Executive Incentive Compensation Plan ("EIC Plan"). The EIC Plan was approved by the Board of Directors at its regular meeting in February, 1996. Under the EIC Plan, the Compensation Committee recommends to the Board of Directors an aggregate target cash bonus amount for incentive-eligible executives. A target bonus pool will be established based upon specific performance measures approved by the Board of Directors, which will include a test of reasonableness for incentive compensation as a percentage of pre-tax income of the Company.


    Each year the Board establishes three levels of achievement for EIC Plan performance goals -- threshold, target and outstanding. Generally, at performance levels below the threshhold, no bonuses are payable unless otherwise approved by the Compensation Committee. The target bonus pool is determined by the sum of individual participants' awards at target performance levels. Individual bonuses at target may range from 10% to 60% of base annual salary. Upon reaching the threshold performance goals, a participant will be eligible for up to 50% of his or her target bonus. Actual bonus payments will be interpolated between threshold (50%), target (100%) and outstanding (150% - 200%) and will not exceed 200% of the target bonus.


    Applying the basic principles of the EIC Plan retroactively to 1995 Company and individual performances, the Compensation Committee recommended and the Board of Directors approved substantial bonuses for the named executives and other key executives representing an outstanding level of performance in 1995. (See "Executive Compensation -- Summary Compensation Table.")

OPTION GRANTS


    The Company's 1994 Long-Term Stock Incentive Plan authorizes the Compensation Committee to award stock options and restricted stock to key executives. Stock option grants are designed to align the long-term interests of the Company's executives with those of its shareholders by directly linking executive compensation to shareholder interest, as well as enabling executives to develop and maintain significant long-term equity ownership positions. The number of options granted to an executive is a function of the executive's level of responsibility and grants for similar positions made by the companies within the Comparative Group. Variance from these numbers is based upon the Compensation Committee's reasoned expectation of the executive's future contribution to the Company. Generally, the Compensation Committee grants non-statutory options early in each fiscal year at an exercise price equal to the fair market value of Company Common Stock on the date of grant. Option grants are designed to enable key executives to achieve and maintain the stock ownership guidelines established for key executives over a five year period of time.

CHIEF EXECUTIVE OFFICER COMPENSATION


    The compensation of Albert F. Peter, President and Chief Executive Officer of the Company is recommended to the Board of Directors by the Compensation Committee based upon similar basic objectives and principles described above for the other executive officers. Based upon the Company's financial performance in achieving record revenue and operating income before non-reoccuring charges of over $22,000,000 in 1995 compared to operating losses of nearly $2,000,000 in 1994, and Mr. Peter's major contributions to these results as well as reorganizing and refocusing of the Company's management, the bonus recommended by the Compensation Committee and awarded by the Board of Directors for 1995 was $350,000, approximately 117% of 1995 salary, representing achievement of the outstanding level of performance. A stock option grant of 75,000 shares of Common Stock was made to Mr. Peter in 1995 consistent with the Compensation Committee's long-term incentive guidelines and was based upon the Compensation Committee's expectations of Mr. Peter's future contributions to the success of the Company.


William P. Conlin          Bannus B. Hudson            Gilbert R. Whitaker, Jr.

                             FINANCIAL PERFORMANCE

    The following graph summarizes the cumulative return on $100 invested in the Company's Common Stock, the S&P 500 Stock Index and the Nasdaq Computer and Data Processing Services Stocks Index over a five year period as calculated by the Center for Research in Security Prices at the University of Chicago.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            SDRC STOCK     S&P 500      NASDAQ C&D
1990               100.0       100.0           100.0
1991               227.5       130.7           201.5
1992                86.3       140.7           216.8
1993               135.3       154.4           229.5
1994                42.2       156.5           278.7
1995               230.4       215.4           425.1

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

    Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following shareholders are known by the Company to be the beneficial owners of 5% or more of the Company's Common Stock as of December 31, 1995:

  TITLE OF         NAME AND ADDRESS OF         AMOUNT AND NATURE    PERCENT
   CLASS            BENEFICIAL OWNER             OF OWNERSHIP       OF CLASS
------------  -----------------------------  ---------------------  --------
Common Stock  State of Wisconsin Investment          1,920,000    (1)     6.34%
              Board
              P.O. Box 7842
              Madison, WI 53707

Common Stock  Soros Fund Management                  1,712,700    (2)     5.65%
              c/o Stephen M. Vine, Esq.
              Akin, Gump, Strauss, Hauer &
              Feld, L.L.P.
              399 Park Avenue
              New York, NY 10022

Common Stock  Nicholas-Applegate Capital             2,054,569    (3)     6.78%
              Management
              600 West Broadway
              29th Floor
              San Diego, CA 92101

------------------------

(1) The  information in the above table and in this footnote was obtained from a
    Schedule 13G filed by such shareholder. According to the Schedule 13G, such shareholder has the sole power to vote and to direct the disposition of all such shares.

(2) The information in the above table and in this footnote was obtained from  a
    Schedule 13D filed by such shareholder. According to the Schedule 13D, such shareholder has the sole power to direct the disposition of 757,700 of such shares and may be deemed to have the ability to acquire voting and dispositive power with respect to 955,000 of such shares.

(3) The information in the above table and in this footnote was obtained from  a
    Schedule 13G filed by such shareholder. According to the Schedule 13G, such shareholder has the sole power to vote 1,442,431 of such shares and the shared power to vote 35 of such shares. The type of voting power held with respect to the other shares listed above is not specified in the Schedule 13G. Such shareholder has the sole power to direct the disposition of all such shares.

MANAGEMENT


    The following table sets forth the beneficial ownership of the Company's Common Stock by its directors, the named executives, and all directors and executive officers as a group, as of March 12, 1996:



  TITLE OF                                           AMOUNT AND NATURE OF    PERCENT OF
   CLASS            NAME OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP(1)   CLASS(2)
------------  ------------------------------------  -----------------------  ----------
Common Stock  William P. Conlin                              43,900 shs.(3)      .1%

Common Stock  Albert F. Peter                               237,291 shs.(4)      .8%

Common Stock  Robert P. Henderson                            81,540 shs.(5)      .3%

Common Stock  Bannus B. Hudson                               18,000 shs.(6)      .1%

Common Stock  John E. McDowell                               95,800 shs.(7)      .3%

Common Stock  James W. Nethercott                            17,589 shs.(8)      .1%

Common Stock  Arthur B. Sims                                  8,000 shs.(9)      --%

Common Stock  Gilbert R. Whitaker, Jr.                      58,000 shs.(10)      .2%

Common Stock  John A. Mongelluzzo                           81,697 shs.(11)      .3%

Common Stock  Martin A. Neads                               95,882 shs.(12)      .3%

Common Stock  Martin D. Schussel                            80,657 shs.(13)      .3%

Common Stock  Jeffrey J. Vorholt                            14,539 shs.(14)      --%

Common Stock  All Directors and Executive Officers         832,907 shs.(15)     2.6%
               as Group (13 Persons)


------------------------


 (1) The persons and entities named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in other footnotes to this table. For purposes of this table, stock options are considered to be currently exercisable if by their terms they may be exercised as of March 12, 1996 or if they become exercisable within 60 days thereafter.


 (2) These percentages assume the exercise of certain currently exercisable stock options, which options have not in fact been exercised.

 (3) Includes 7,900 shares held of record or beneficially by Mr. Conlin and 36,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

 (4) Includes 142,205 shares held of record by Mr. Peter; 6,000 shares held of record by Mr. Peter as custodian for his children; 29,680 shares held of record by Mr. Peter's wife; 4,656 shares held by Mr. Peter's wife as a joint tenant with other members of her family; and 54,750 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

 (5) Includes 31,540 shares  held of record by  Mr. Henderson and 50,000  shares
    which   are  issuable  upon  the  exercise  of  currently  exercisable,  but unexercised stock options.

 (6) Includes 10,000 shares held of record by Mr. Hudson and 8,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.

 (7) Includes 13,600 shares held of record by Mr. McDowell; 32,200 shares held of record by Mr. McDowell's wife (including 1,600 shares held in trust for the benefit of their grandchildren); and 50,000 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.


 (8) Includes 17,589 shares which are issuable to Mr. Nethercott upon the exercise of currently exercisable, but unexercised stock options.



 (9) Includes 8,000 shares which are issuable to Mr. Sims upon the exercise of currently exercisable, but unexercised stock options.



(10)  Includes 13,000 shares  held of record  by Dr. Whitaker  and 45,000 shares
    which  are  issuable  upon  the  exercise  of  currently  exercisable,   but
    unexercised stock options.



(11) Includes 2,489 shares held beneficially by Mr. Mongelluzzo and 8 shares held in Trust for his children and 79,200 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.


(12) Includes 5,782 shares held of record or beneficially by Mr. Neads and 90,100 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.


(13) Includes 16,797 shares held of record or beneficially by Mr. Schussel and 63,860 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.



(14) Includes 4,639 shares held of record or beneficially by Mr. Vorholt and 9,900 shares which are issuable upon the exercise of currently exercisable but unexercised stock options.



(15) Includes a total of 512,399 shares which are issuable upon the exercise of currently exercisable, but unexercised stock options.


            AMENDMENTS TO THE COMPANY'S AMENDED CODE OF REGULATIONS

    In February, 1996, the Board of Directors of the Company adopted a resolution setting forth proposed amendments to the Company's Amended Code of Regulations (the "Regulations") intended to conform the Regulations to the Company's current governance practices. The proposed amendments would allow the Board, in its discretion, flexibility in the distribution of the duties and responsibilities of the Company's executive officers and would increase the number of regularly scheduled Board meetings each year. The text of the proposed amendments is contained on Exhibit A attached to this Proxy Statement and reference is made to Exhibit A for all particulars.

    In October, 1995, the Board of Directors of the Company adopted the "Structural Dynamics Research Corporation Board of Directors Guidelines on Corporate Governance Issues" (the "Corporate Governance Guidelines"). The Corporate Governance Guidelines were developed to help the Board more efficiently and effectively govern itself and manage the affairs of the Company. Specifically, the Corporate Governance Guidelines provide: (i) for more flexibility in the Board's selection of its Chairman and the Company's Chief Executive Officer, (ii) for meetings and executive sessions of outside directors, (iii) for an increased number of Board meetings and specific rules governing those meetings, (iv) that only outside directors are to serve on Board committees and that each committee will have clearly defined powers and responsibilities, (v) that the Board will have complete access to the Company's management, (vi) that the Board's performance is to be measured annually, with guidelines for such evaluation, (vii) that the outside directors will evaluate the Chief Executive Officer annually, and (viii) for various other management goals and methods of achieving them.

    Certain of the concepts embodied in the Corporate Governance Guidelines require that amendments be made to the Regulations. For example, as presently written, the Regulations mandate that the "Chairman of the Board SHALL be the Chief Executive Officer AND active head of the Corporation, and in the recesses of the Board of Directors shall jointly with the President have general control and management of all of its business and affairs, the division of executive duties and responsibilities to be in the discretion and prerogative of the Chairman of the Board -- Chief Executive Officer" (emphasis added). The current Regulations also grant the Chairman of the Board -- Chief Executive Officer full authority to delegate the specific duties and responsibilities of the President.

    The Board has concluded that a corporation of the Company's size and nature would be best served by allowing for more flexibility in determining the scope of responsibilities to be allocated to any one specific officer of the Company at any time and by retaining in the Board of Directors the ultimate authority and responsibility for determining the Company's management structure. To that end, the Board recommends that the Regulations be amended to allow the Board to determine whether any two offices in the Company may be held by the same person at once and that the Board be granted the discretion to prescribe the duties for which each officer of the Company shall generally be responsible.

    In addition, the Corporate Governance Guidelines provide for an increase in the frequency of regular Board meetings each year. As a result, the Board recommends that the number of annual Board meetings prescribed by the Regulations be increased from four to five.

    The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company is required to adopt the resolution to amend the Regulations. Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote against the resolution to amend the Regulations. The Board of Directors recommends the adoption of the resolution.

    The resolution states:

        RESOLVED, that the Company's Amended Code of Regulations be, and it hereby is, amended as set forth in Exhibit A.

           APPROVAL AND ADOPTION OF THE STRUCTURAL DYNAMICS RESEARCH
            CORPORATION 1996 DIRECTORS' NON-DISCRETIONARY STOCK PLAN

    A portion of the compensation of the non-employee directors of the Company is provided by the Structural Dynamics Research Corporation Directors' Non-Discretionary Stock Option Plan (the "Directors' Plan") as described above, see "Executive Compensation -- Compensation of Directors." The Directors' Plan, which has been in effect since 1986, will expire in July, 1996. Accordingly, the Company's Board of Directors, in February, 1996, approved the "Structural Dynamics Research Corporation 1996 Directors' Non-Discretionary Stock Plan" (the "1996 Directors' Plan") and directed that the 1996 Directors' Plan be presented to the shareholders for their approval and adoption.

    The 1996 Directors' Plan provides for non-discretionary option issuances to non-employee directors, of which the Company currently has six. It also provides a feature by which non-employee directors may elect to receive restricted stock grants in lieu of their regular cash compensation. Its stated purpose is to provide a material incentive for the continued services of the Company's directors and to enhance the Company's ability to continue to attract, and thereafter to retain, qualified individuals to serve on the Board of Directors.

    The following information is a brief summary of certain provisions of the 1996 Directors' Plan. The 1996 Directors' Plan is substantially the same as the Directors' Plan currently in effect except for the feature which permits directors to elect to receive their regular cash compensation in the form of restricted stock. Other specific changes are also noted in the summary below. The complete text of the 1996 Directors' Plan is attached to this Proxy Statement as Exhibit B and reference is made to Exhibit B for all particulars.

    The 1996 Directors' Plan will become effective immediately upon the expiration of the current Directors' Plan, provided that it is approved and adopted by the shareholders of the Company. If it is not approved and adopted prior to December 31, 1996, the 1996 Directors' Plan will have no force or effect. If approved, the 1996 Directors' Plan will terminate on May 1, 2006. The Board of Directors may terminate the 1996 Directors' Plan at any time; however, any outstanding unexercised options will continue to be exercisable in accordance with their terms.

    The 1996 Directors' Plan provides that upon their initial election or appointment, non-employee directors are automatically issued options to purchase 10,000 shares of the Company's Common Stock (the "Initial Option Grant"). By comparison, the current Directors' Plan provides for a grant of an option to purchase 16,000 shares upon initial election or appointment to the Board. In addition, at every annual organizational meeting of directors, each then-serving director will receive an additional option to purchase 10,000 shares (the "Annual Option Grant"), except that the number of shares subject to the first Annual Option Grant issued to a director who has served on the Board for less than one year shall be prorated such that such director shall receive an option to purchase only a percentage of 10,000 shares commensurate with the actual portion of the year he or she served on the Board.

    All options granted under the 1996 Directors' Plan have a five year term and an exercise price equal to 100% of fair market value of the Common Stock on the date of issuance. Options are not exercisable at all for the first six months from the date of issuance, at which time they become exercisable as to 50% of the shares covered. After options have been outstanding for at least 12 months, they are exercisable as to 100% of the shares covered until termination. Shares covered by an option which is no longer exercisable with respect to such shares shall again be available for grant of options under the 1996 Directors' Plan. Options granted under the 1996 Directors' Plan are nonqualified options for federal tax purposes.

    Not more than 1,000,000 shares of the Company's Common Stock, in the aggregate, will be made available for options under the 1996 Directors' Plan. The number of shares subject to each Initial Option Grant and each Annual Option Grant to be made under the 1996 Directors' Plan are not subject to adjustment to reflect stock splits, stock dividends, etc., which occur prior to such Initial Option Grant or Annual Option Grant. The current Directors' Plan required such adjustments. However, appropriate adjustments in the number of shares covered by outstanding options and the option price of such shares will be made to give effect to changes in the Company's capitalization pursuant to stock splits, stock dividends, etc.

    Options issued under the 1996 Directors' Plan are not assignable or transferable. However, in the event of death of a director or the resignation by a director by reason of disability or ill-health, the former director or his or her representatives may, at any time up to and including the expiration date, exercise any of the unexercised options or parts thereof, which have been outstanding for at least six months from the date of grant, for the full option term. In the event of resignation for reasons other than disability or ill-health, or failure to be re-elected other than by change of control, the former director may exercise all or any part of his or her options which have become exercisable as of the date of resignation or non re-election at any time within the sixty day period following the resignation or non re-election date.

    It is impossible at the present time to indicate specifically the names of persons to whom future options will be granted, or the aggregate numbers of shares, within the limitations of the 1996 Directors' Plan, to be covered by such options. The following table represents options which would have been received by or allocated to each of the listed directors for the last completed fiscal year if the 1996 Directors' Plan had then been in effect.

                               NEW PLAN BENEFITS

                                                                             SHARES UNDERLYING
NAME AND POSITION                                                                 OPTIONS
--------------------------------------------------------------------------  -------------------
William P. Conlin, Director...............................................          10,000

Bannus B. Hudson, Director................................................           7,973

John E. McDowell, Director................................................          10,000

James W. Nethercott, Director.............................................          10,000

Arthur B. Sims, Director..................................................           7,480

Gilbert R. Whitaker, Jr., Director........................................          10,000

    The Company currently pays its non-employee directors an annual retainer in the amount of $15,000 per year plus additional amounts for meetings attended. The 1996 Directors' Plan includes a feature that was not part of the former plan but which has become quite common in other companies, the ability of a director to elect to receive part or all of the annual retainer in the form of stock rather than cash. Under the 1996 Directors' Plan, a director may elect on or before October 31 of any year to receive either 25%, 50%, 75% or 100% of his or her annual retainer payable during the next calendar year in the form of stock. Any such stock will be issuable on the date of the regular organizational meeting of the Board of Directors following the annual meeting of shareholders in the year following the year in which the election is made. An election to receive stock with respect to any particular year is irrevocable.

    The affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution to adopt the 1996 Directors' Plan. Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the proposal. The Board of Directors recommends the adoption of the resolution.

    The resolution states:

        RESOLVED,  that  the  Structural  Dynamics  Research  Corporation   1996
        Directors' Non-Discretionary Stock Plan in its entirety be, and it hereby is, adopted as set forth in Exhibit B.

                 APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1994
                         LONG-TERM STOCK INCENTIVE PLAN

    The Structural Dynamics Research Corporation 1994 Long-Term Stock Incentive Plan (the "1994 Plan") was approved and adopted by the shareholders of the Company on March 16, 1994. The overall purpose of the 1994 Plan is to provide a material incentive for the continued services of those key employees of the Company and its subsidiaries who make significant contributions toward the Company's success and development, to encourage those key employees to increase their ownership interest in the Company, and to attract and retain, as executives and employees, individuals of exceptional ability. The 1994 Plan permits the award of such incentives to key employees of the Company through grants of nonqualified and incentive stock options and other stock based incentives, including stock appreciation rights and restricted stock awards.

SUMMARY OF 1994 PLAN

    The options granted under the 1994 Plan may be either "incentive options" or "nonqualified options" for federal tax purposes. An incentive option is one that meets the provisions of Section 422 of the Internal Revenue Code of 1986. Any option not designated as an incentive option is a nonqualified option. To date, all options granted under the 1994 Plan have been nonqualified options.

    The 1994 Plan is administered by a committee of the Board of Directors. The Board's Compensation Committee currently performs this function. It selects the key employee participants, decides the type of each option, the number of shares with respect to which options are granted, and the option price for such shares subject to the terms of the 1994 Plan. There are no predetermined performance measures or other criteria for determining the number of options to be granted to participants. The term "key employee" refers to any employee of the Company and its subsidiaries who in the opinion of the Board has demonstrated a capacity for contributing in a substantial measure to the success of the Company and its subsidiaries.

    The maximum aggregate number of shares of Common Stock subject to Stock Incentives that may be granted to participants in the 1994 Plan shall be the sum of 4% of the Company's issued and outstanding Common Stock at January 1 of each of the calendar years from 1994 through 1998, plus any unused shares and any forfeited shares; provided, however, that the number of shares with respect to which Stock Incentives may be granted in any one calendar year shall not exceed 4% of the Company's issued and outstanding Common Stock on January 1 of that year plus any unused shares and any forfeited shares.

    The maximum amount of Common Stock with respect to which Stock Incentives may be granted to any person during any calendar year shall be 250,000 shares; provided, however, that in the event of a grant made to a recipient upon the recipient's initial hiring by the Company, such limitation shall be increased to 500,000 shares. The number of shares of Common Stock which may be granted under the 1994 Plan as Stock Awards in any calendar year shall not exceed 5% of the total number of shares available under the 1994 Plan for the year in question. Appropriate adjustments in the number of shares which can be issued, the number of shares covered by outstanding options, and the option price of such shares will be made to give effect to changes in the Company's capitalization (stock splits, stock dividends, etc.).

    The option price for any option granted under the 1994 Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. However, an incentive option granted to a person who, on the date of grant, owns 10% or more of the shares of voting stock of the Company or its subsidiaries must have an option price of not less than 110% of the fair market value of the Company's Common Stock on the date the option is granted.

    Options granted to a key employee participant under the 1994 Plan are exercisable in full or in part not less than six months after the date the Option is granted, or may become exercisable in one or more installments at such later time or times as the Stock Option Committee shall determine.

    The 1994 Plan contains a provision to the effect that notwithstanding the vesting schedules described above, if a change in control of the Company occurs, as defined in the 1994 Plan, any options under the 1994 Plan that have been outstanding for over six months will become immediately exercisable in full.

    No determination has been made with respect to future recipients of options under the 1994 Plan. It is impossible at the present time to indicate specifically the names and positions of persons to whom future options will be granted, or the number of shares, within the limitations of the 1994 Plan, to be covered by such options.

    The proceeds of the sale of stock under the 1994 Plan constitute general funds of the Company and may be used by it for any purpose.


    On March 12, 1996, the closing price of the Company's Common Stock in the over-the-counter market was $33.00 per share.


SUMMARY OF PROPOSED REVISIONS TO 1994 PLAN

    The following is a brief summary of the proposed revisions to the 1994 Plan. This summary is qualified in its entirety by reference to Exhibit C.

    As presently constituted, the 1994 Plan provides that each Option or SAR granted thereunder shall be exercisable during the life of the optionee or grantee only by the optionee or grantee and, after the optionee's or grantee's death, only by the optionee's or grantee's estate or by a person who acquired the right to exercise the Option or SAR by will or the laws of descent and distribution. Any Option or SAR, to the extent it shall not have been exercised, terminates 30 days after the optionee or grantee ceases to be an employee of the Company, unless the optionee or grantee ceases to be an employee of the Company due to resignation with the consent of the Committee, death, incapacity or retirement under a retirement plan of the Company. Specifically, if the optionee or grantee ceases to be an employee of the Company because of resignation with the consent of the Committee, the Option or SAR terminates three months after the optionee or grantee ceases to be an employee; if the optionee or grantee ceases to be an employee by reason of death, incapacity or retirement under a retirement plan of the Company, or if the optionee or grantee should die during the three month period referred to in the preceding sentence, the Option or SAR terminates 15 months after the optionee or grantee ceases to be an employee.

    The Board of Directors has concluded that the 30 day post-termination period during which Options and SARs may be exercised is unduly restrictive and that the 15 month limitation on exercise of Options and SARs in the event of death or disability may result in inequitable treatment of surviving family members of deceased employees and of employees who resign due to ill-health or disability. The Board of Directors accordingly approved an amendment to the relevant provisions of the 1994 Plan, subject to shareholder approval, that would eliminate such treatment. The amendment basically provides that the standard 30 day period for exercise following termination is to be extended to 60 days and that the estate of a deceased plan participant or a participant who resigns due to ill-health or disability may exercise options or other incentive awards for up to 18 months from the date of such death or resignation, or for the full terms thereof, whichever is shorter.

    The portions of the 1994 Plan proposed for amendment are Paragraphs 5(c) and 6(c). Paragraphs 5(c) and 6(c) in their present form and as proposed to be amended are reproduced on Exhibit C appended to this Proxy Statement. As noted, the foregoing discussion is qualified in its entirety by reference to Exhibit C.

    The affirmative vote of the holders of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution to amend the 1994 Plan. Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the proposal. The Board of Directors recommends the adoption of the resolution.

    The resolution states:

        RESOLVED,  that  the  Structural  Dynamics  Research  Corporation   1994
        Long-Term Stock Incentive Plan in its entirety be, and it hereby is, amended as set forth in Exhibit C.

                              ELECTION OF AUDITORS

    The accounting firm of Price Waterhouse LLP is presently serving as the Company's independent accounting firm as recommended by the Audit Committee. Price Waterhouse LLP also served as the Company's independent auditors with respect to the Company's financial statements for the fiscal year ended December 31, 1995. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of a majority of the Company's Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the shareholders a voice in the selection of auditors. If the resolution is rejected by the shareholders, the Board of Directors will reconsider its choice of Price Waterhouse LLP as the Company's independent auditors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome of the proposal. The Board of Directors recommends the adoption of the resolution.

    The resolution states:

        RESOLVED, that shareholders of the Company hereby ratify the action of the Board of Directors in retaining Price Waterhouse LLP as the independent auditors of the Company for 1996.

RESIGNATION OF FORMER AUDITORS

    Prior to October 26, 1994, KPMG Peat Marwick LLP ("KPMG") was the Company's principal independent accounting firm. On that date KPMG resigned such position. Prior to its resignation, KPMG had been engaged to audit the Company's financial statements since 1982. Neither of KPMG's reports on the Company's financial statements for each of the past two years as of the time of the resignation (1993 and 1992) contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles.

    In its letter of resignation dated October 26, 1994, KPMG advised the Company that matters had come to its attention which raised serious questions as to its ability to rely on management's representations. Furthermore, in its letter, KPMG stated that these matters resulted in a loss of confidence by KPMG in representations made to it by management and impaired its ability to conduct an examination in accordance with generally accepted auditing standards. In addition, KPMG advised the Company that information had come to its attention that it concluded materially impacted the fairness or reliability of previously issued audit reports on consolidated financial statements; due to KPMG's resignation, the issue was not resolved to KPMG's satisfaction prior to its resignation. Specifically, KPMG advised the Company that its auditors' reports on the consolidated financial statements of the Company for the years ended December 31, 1991, December 31, 1992 and December 31, 1993 should no longer be relied upon. Such letter may be deemed to express a disagreement ("disagreement") between KPMG and the Company within the meaning of Item 304(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

    In its Current Report on Form 8-K first disclosing KPMG's resignation, the Company stated that during its two most recent fiscal years (and the subsequent interim period preceding October 26, 1994), there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreements in connection with its reports. In a letter dated November 10, 1994, KPMG stated that it had read the Company's Form 8-K and agreed with the statements contained therein except the statement that there were no disagreements on any matter of accounting principles or practices. The KPMG letter then stated that "On October 7, 1992, in connection with our timely review of the Form 10-Q for the quarter ended September 30, 1992, we informed Structural Dynamics Research Corporation that if it did not reverse revenue that it had recognized during the quarter ended September 30, 1992 relating to a certain transaction with Hewlett Packard that we would inform the audit committee of Structural Dynamics Research Corporation that we believed that material transaction had been accounted for in a manner that was inconsistent with generally accepted accounting principles. The accounting for that transaction ultimately was resolved to our satisfaction." The Company subsequently filed a copy of KPMG's November 10, 1994 letter as an exhibit to the Form 8-K and further reported that it agreed with the facts described in the letter but that, because the matter had been resolved to KPMG's satisfaction, SDRC had not, at the time it originally filed the Form 8-K, considered the matter to have constituted a disagreement within the meaning of
Item 304 of Regulation S-K.

    Following the resignation of KPMG, the Company engaged Price Waterhouse LLP to serve as its principal independent accounting firm. The Company had not consulted with Price Waterhouse LLP regarding any matter during the years 1992 and 1993 or during the interim period in 1994 prior to KPMG's resignation.

                           1997 SHAREHOLDER PROPOSALS

    In order for any shareholder proposals for the 1997 Annual Meeting of Shareholders to be eligible for inclusion at the meeting, they must be received by the Secretary of the Company at 2000 Eastman Drive, Milford, Ohio 45150, prior to November 26, 1996.

                                 OTHER MATTERS

    The Company has retained Morrow & Co., Inc., a professional solicitation firm, to assist in soliciting proxies for a fee estimated at $5,500. Morrow & Co., Inc. will use approximately 30 people to solicit proxies on behalf of the Company.

    The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                                          By Order of the Board of Directors

                                               [SIGNATURE]
                                          John A. Mongelluzzo
                                          Secretary

                                                                       EXHIBIT A

                               AMENDMENTS TO THE
                   AMENDED CODE OF REGULATIONS OF STRUCTURAL
                         DYNAMICS RESEARCH CORPORATION

    THE TEXT OF THE PROPOSED AMENDMENTS TO THE COMPANY'S AMENDED CODE OF REGULATIONS IS SET FORTH BELOW. PROPOSED ADDITIONS TO THE TEXT ARE DOUBLE UNDERLINED, AND PROPOSED DELETIONS ARE LINED THROUGH.+

    ARTICLE  I,  SECTION  3.    SPECIAL  MEETINGS.    Special  meetings  of  the
shareholders may be called by any of the following:

    (1) The <#>Chairman of the Board</#> <*>Chief Executive Officer</*>, or, in the case of absence of the <#>Chairman of the Board</#> <*>Chief Executive Officer, in order of preference, either the Chairman of the Board (if such officer is not also the Chief Executive Officer)</*>, the President <*>(if such director is not also the Chief Executive Officer),</*> or<#>, in the case of the President's absence,</#> the
       <#>Senior</#> Vice President -- <#>Finance</#> <*>SDRC Operations</*>;

    ARTICLE I, SECTION 4. NOTICE OF MEETINGS. Notice of each annual or special meeting of the shareholders shall be given in writing either by the Chairman of the Board, the President, the <#>Senior</#> Vice President -- <#>Finance</#>
<*>SDRC Operations</*>, or the  Secretary, not less than  seven (7) days  before the meeting. Any shareholder may, at any time, waive any notice required to be given under these Regulations.

    ARTICLE I,  SECTION 6.   ORGANIZATION.   The  <#>Chairman of  the  Board</#>
<*>Chief  Executive Officer of the Corporation</*> shall preside at all meetings of the Shareholders. In the absence of the <#>Chairman of the Board</#> <*>Chief Executive Officer, in order of preference, either the Chairman of the Board (if such director is not also the Chief Executive Officer),</*> the President<*> (if such officer is not also the Chief Executive Officer), or the Vice President -- SDRC Operations</*> of the Corporation shall preside and shall have all of the powers herein conferred upon the <#>Chairman of the Board</#> <*>Chief Executive Officer</*> when acting as presiding officer of the meeting. <#>In the absence of both the Chairman of the Board and the President, the Senior Vice President -- Finance of the Corporation shall preside and shall have all of the powers herein conferred upon the Chairman of the Board when acting as presiding officer of the meeting.</#> The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

    ARTICLE II, SECTION 4. MEETINGS. The Board of Directors shall meet at least <#>four</#> <*>five</*> times a year and at such place, either within or without the State of Ohio, as may be fixed, from time to time, by said Board of Directors. Until otherwise so fixed, one such meeting shall be held immediately after the annual meeting of the shareholders at the office of the Corporation, or at such other place as may be fixed by the Board of Directors.

    ARTICLE II, SECTION 5. CALL AND NOTICE OF MEETINGS. Meetings of the Board of Directors may be called at any time by the Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or in the absence of both the Chairman of the Board and the President, <*>the Chief Executive Officer, or in the absence of the Chairman of the Board, President and the Chief Executive Officer,</*> the <#>Senior</#> Vice President -- <#>Finance</#> <*>SDRC Operations</*> and shall be called by the Chairman of the Board, the President,
<*>the Chief  Executive  Officer</*>  or the  <#>Senior</#>  Vice  President  --
<#>Finance</#>  <*>SDRC Operations</*>  upon the  request of  a majority  of the
members  of   the   Board  of   Directors.   The  Board   of   Directors   shall

------------------------
+ FOR  EDGAR FILING,  LANGUAGE THAT  WILL BE  ADDED IS  PRECEDED BY  A "<*>" AND
  FOLLOWED BY A "</*>". LANGUAGE THAT WILL BE ELIMINATED IS PRECEDED BY A "<#>" AND FOLLOWED BY A "</#>".

decide what notice, if any, and the length of time prior to such meeting such notice shall be given. Attendance at any meeting shall operate as a waiver of notice. Any meeting at which all Directors are present shall be a valid meeting whether notice thereof was given or not and any business may be transacted at such a meeting.

    Meetings of the Board of Directors, and meetings of any committee thereof, may be held through any communications equipment if all persons participating can hear each other and participation in a meeting held through communications equipment shall constitute presence at such a meeting and such a meeting shall be a valid meeting whether notice thereof was given or not and any business may be transacted at such a meeting.

    ARTICLE II, SECTION 8. INDEMNIFICATION. The Corporation shall indemnify each director and each officer of the Corporation, and each person employed by the Corporation who serves at the written request of the <#>Chairman of the Board</#> <*>President or the Chief Executive Officer</*> of the Corporation as a director, trustee, or officer of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. The term "officer" as used in this Section shall include the <*>Chief Executive Officer,</*> Chairman of the Board and the Vice Chairman of the Board if such offices are filled, the President, each Vice President, the Treasurer, the Secretary, and any other person who is specifically designated as an "officer" within the operation of this Section by action of the Board of Directors. The Corporation may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

    ARTICLE III, SECTION 1. NUMBER. The officers of the Corporation shall be a Chairman of the Board, a President, <*>a Chief Executive Officer,</*> one or more Vice Presidents, a Secretary and a Treasurer. Any two or more of <#>the</#>
<*>such</*> <#>officers</#> <*>offices</*> may be held<*>, in the discretion  of the Board of Directors,</*> by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

    ARTICLE IV, SECTION 1. THE CHAIRMAN OF THE BOARD <#>CHIEF EXECUTIVE OFFICER:</#> The Chairman of the Board <#>shall be the Chief Executive Officer and active head of the Corporation, and in the recesses of the Board of Directors shall jointly with the President have general control and management of all of its business and affairs, the division of executive duties and responsibilities to the corporation to be in the discretion and prerogative of the Chairman of the Board -- Chief Executive Officer. He</#> shall <#>preside at</#> <*>chair</*> all meetings of the Board of Directors, <#>and appoint all special or other committees, unless otherwise ordered by the Board of Directors. He shall make annual reports and submit the same to the Board of Directors, showing the condition of the affairs of the Corporation, making such recommendations as he thinks proper, and from time to time shall bring before the Board of Directors such information as may be required touching the business and property of the Corporation. He</#> and shall perform <#>generally</#> all
<*>of those</*> <#>the</#> <*>functions,</*> duties <*>and  responsibilities</*>
incident to the office of Chairman of the Board <#>-- Chief Executive Officer</#>, as <*>may be</*> required or authorized by law <*>and delegated to him or her by the Board of Directors from time to time</*>.

    ARTICLE IV, SECTION 2. PRESIDENT. The President shall be an executive officer of the Corporation and perform all of those functions, duties and responsibilities incident to the office of President as required or authorized by law and delegated to him <*>or her</*> by <#>the Chairman of the Board -- Chief Executive Officer or</#> the Board of Directors <*>from time to time</*>.

    ARTICLE IV, SECTION 3.* CHIEF EXECUTIVE OFFICER. <*>The Chief Executive Officer shall be responsible for the general control and management of all of the Company's business and affairs in the recesses of the Board of Directors. He shall establish plans and policies, subject to the approval of the Board of Directors, to further both short-term and long-range objectives. The Chief Executive Officer shall represent the Company before major customers, the financial community and the public, and shall carry out any additional responsibilities that the Board of Directors may designate from time to time.</*>

    ARTICLE V, COMMITTEES. The Board of Directors may provide for such standing committees or special committees, with alternates, as it may deem advisable, and may discontinue any committee at any time. Each such committee shall <*>be comprised of such persons and shall</*> have such powers and perform such duties not inconsistent with law as may be <#>delegated to it</#> <*>prescribed</*> by the Board of Directors <*>from time to time in accordance with Ohio law. Each Committee shall be chaired by a member thereof meeting such qualifications as the Board of Directors may promulgate. Each Committee shall operate in accordance with such rules of governance as the Board of Directors may promulgate from time to time in accordance with Ohio law.</*>

------------------------
* Former Sections 3-8 of Article IV would be renumbered as Sections 4-9. The text of these sections would not be changed.

                                                                       EXHIBIT B
                 STRUCTURAL DYNAMICS RESEARCH CORPORATION 1996

                    DIRECTORS' NON-DISCRETIONARY STOCK PLAN

    1. NAME AND PURPOSE. The purpose of this Plan, which shall be known as the "Structural Dynamics Research Corporation 1996 Directors' Non-Discretionary
Stock Plan" (hereafter referred to as the "Plan") to advance the interests of Structural Dynamics Research Corporation (the "Company") by providing material incentives for the continued services of the Non-Employee Directors and by enhancing the Company's ability to attract, and thereafter to retain, qualified individuals to serve on the Company's Board of Directors.

    2. DEFINITIONS. For purposes of this Plan, the following terms when capitalized shall have the meaning designated herein unless a different meaning is plainly required by the context. Where applicable, the masculine pronoun shall mean or include the feminine and the singular shall include the plural.

    (a) "Board" shall mean the Board of Directors of the Company.

    (b) "Company" shall mean Structural Dynamics Research Corporation.

    (c) "Effective Date" shall mean the date on which this Plan, in its present form, shall become effective, as provided in Paragraph 17 below.

    (d) "Fair Market Value" of the Company's common stock on a certain date shall be the mean of the highest and lowest quoted selling prices of such stock on the composite tape of the Nasdaq National Market on the date specified, or if the Company's common stock was not traded on such exchange on such date, on the next preceding date on which the common stock was traded.

    (e) "Non-Employee Director" shall mean a director who is not also an employee of the Company.

    (f) "Optionee" shall mean a Non-Employee Director who receives stock options granted under this Plan.

    (g) "Plan" shall mean the Structural Dynamics Research Corporation 1996 Directors' Non-Discretionary Stock Plan.

    (h) "Subsidiary" shall mean an affiliated employer during any period that 50% or more of its common stock or, in the case of a partnership, 50% or more of the capital interest thereof is owned directly or indirectly by the Company or during any period that it is a member with the Company in a controlled group of corporations or is otherwise under common control with the Company within the meaning of Section 414(b) and (c) of the Internal Revenue Code of 1986, as amended.

    3.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board. The Company shall issue to the Non-Employee Directors stock options under, and in accordance with, the provisions of the Plan. Each option issued shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve.

        The Board shall have authority to construe and interpret such option agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the Federal securities laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering this Plan. A decision by a majority of the Board shall govern all actions of the Board; such decision may be made either at a meeting of the Board at which a majority of the members are present or without a meeting by a writing signed by a majority of the Board. All decisions and interpretations made by the Board shall be binding and conclusive on all Optionees, their legal representatives and beneficiaries.

        The Board may designate any officers or employees of the Company or its Subsidiaries to assist the Board in the administration of this Plan and to execute documents on its behalf, and the Board may delegate to them such other ministerial and limited discretionary duties, as it sees fit.

    4.  SHARES SUBJECT TO THE PLAN.

    (a) The shares to be issued and delivered by the Company upon exercise of options issued under this Plan are shares of the Company's common stock without par value, which may be either authorized but unissued shares or treasury shares, in the discretion of the Board.

    (b) The aggregate number of shares of the Company's common stock which may be issued under this Plan shall not exceed 1,000,000 shares; subject, however, to the adjustment provided in Paragraph 10 in the event of stock splits, stock dividends, exchanges of shares, or the like occurring after the Effective Date. No stock option may be granted under this Plan which could cause such maximum limit to be exceeded.

    (c) Shares covered by an option which is no longer exercisable with respect to such shares shall again be available for grant of options under this Plan.

    5.  TERMS  OF OPTIONS.   Options issued  under this Plan  shall contain  the
following terms and conditions:

    (a) OPTION PRICE: The option price per share of common stock shall be equal to the Fair Market Value of the Company's common stock on the Effective Date of the issuance of such option.

    (b) TIME AND AMOUNT OF OPTION ISSUANCES: Upon election or appointment to the Board Non-Employee Directors shall automatically be issued an option to purchase 10,000 shares of the Company's common stock (the "Initial Option Grant"). In addition, at every annual organizational meeting of directors commencing at the regular organizational meeting in 1997, the Non-Employee Directors then serving on the Board shall receive an automatic issuance of an option to purchase 10,000 shares of the Company's common stock (the "Annual Option Grant"); provided that, the number of shares subject to Annual Option Grants issued to Non-Employee Directors who have not yet served a full year on the Board shall be prorated such that those Non-Employee Directors shall receive an option to purchase only a percentage of 10,000 shares commensurate with the actual portion of the year that such director served on the Board.

    (c) PERIOD WITHIN WHICH OPTION MAY BE EXERCISED: Each option issued to Optionees under the plan shall terminate at the expiration of five years from the Effective Date of the issuance of such option.

        In addition none of the option shares covered by an option issued to an Optionee shall be exercisable until the expiration of six months from the Effective Date of the issuance of such option. After the expiration of six months, not more than the following percentages of each option issued to an Optionee may be exercised prior to the expiration of the following number of months after the date of the issuance of such option:

MONTHS AFTER EFFECTIVE                                 PERCENTAGE OF OPTION SHARES
DATE OF ISSUANCE                                          ELIGIBLE FOR EXERCISE
-----------------------------------------------  ---------------------------------------
Less than 6                                                            0%
At least 6 but less than 12                                           50%
At least 12 but not more than 60                                     100%

    (d)  NON-TRANSFERABILITY: TERMINATION OF SERVICE AS A NON-EMPLOYEE DIRECTOR:
       No option issued under this Plan shall be assignable or transferable. In the event a Non-Employee Director ceases to serve the Company as such, then the former Non-Employee Director shall have the following time periods within which to exercise unexercised options or parts thereof, held by him or her in the following described circumstances:

         (i) In the event of death, the representative or representatives of the former Non-Employee Director's estate may, subject to the prescribed schedule in Paragraph 5(c) above, exercise at any time and from time to time up to and including the option expiration date, any of the unexercised options or parts thereof which have been outstanding for at least six months from the date of grant.

        (ii) In the event of resignation by a Non-Employee Director by reason of disability or ill-health, the former Non-Employee Director may, subject to the prescribed schedule in Paragraph 5(c) above, exercise at any time and from time to time up to and including the option expiration date, any of the unexercised options or parts thereof which have been outstanding for at least six months from the date of grant.

        (iii) In the event of resignation for reasons other than disability or ill-health, or failure to be re-elected other than by a change of control as defined in Paragraph 13, the former Non-Employee Director may exercise all or any part of his or her options which have become exercisable as of the date of resignation or non re-election at any time or from time to time within the period of 60 days following the resignation or non re-election date.

    (e) PARTIAL EXERCISE: Unless otherwise provided in the option agreement, any exercise of an option issued under this Plan may be made in whole or in part.

    6.  PERIOD FOR ISSUING OPTIONS.   No option shall be issued under this  Plan
subsequent to May 1, 2006.

    7. METHOD OF EXERCISE. An option issued under this Plan may be exercised by written notice to the Company, signed by the Optionee, or by such other person as is entitled to exercise such option. The notice of exercise shall state the number of shares in respect of which the option is being exercised, and shall be accompanied by payment of the full option price for such shares, made in one of the following manners: (a) cash; (b) free and clear shares of the Company's common stock, which shall be valued at the Fair Market Value of such shares on the date of such transfer; or (c) any combination of (a) and (b). A certificate or certificates for the shares of common stock of the Company purchased through the exercise of an option shall be issued as soon as practical after the exercise of the option and payment therefor.

    8. RIGHTS AS A SHAREHOLDER. During the option period no person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

    9. IMPLIED CONSENT OF OPTIONEES. Every Optionee, by his or her acceptance of an option under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of his or her heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

    10.   ADJUSTMENTS TO  REFLECT CAPITAL  CHANGES.   The following  adjustments
shall be made to reflect changes in the capitalization of the Company:

    (a) RECAPITALIZATION: The number of shares subject to each Initial Option Grant and each Annual Option Grant to be made under the Plan are not subject to adjustment to reflect stock splits, stock dividends, etc., which occur prior to such Initial Option Grant or Annual Option Grant. However, the number and kind of shares subject to outstanding stock options and/or grants of Restricted Stock and the exercise price for such shares (in the case of options) shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the options granted under the Plan. The Board shall have the power to determine the amount of the adjustment to be made in each case.

    (b) CERTAIN REORGANIZATIONS: After any reorganization, merger or consolidation in which the Company is the surviving corporation, each Optionee shall, at no additional cost, be entitled upon any exercise of an option to receive (subject to any required action by shareholders), in lieu of the number of shares of the Company common stock exercisable pursuant to such option, the number and class of shares of stock or other securities to which such Optionee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Optionee had been the holder of record of a number of shares of stock equal to the total number of shares covered by such option. Comparable rights shall accrue to each Optionee in the event of successive reorganizations, mergers or consolidations of the character described above.

    (c) OPTIONS TO PURCHASE STOCK OF ACQUIRED COMPANIES: After any reorganization, merger or consolidation in which the Company or a Subsidiary of the Company shall be a surviving corporation, the Board shall issue substituted options under the provisions of the Plan, pursuant to section 425 of the Internal Revenue Code, replacing old options granted under a Plan of another party to the reorganization, merger or consolidation whose stock subject to the old options may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any options. Shares of common stock underlying such substituted options shall be in addition to and shall not diminish the number of shares of common stock available for stock option grants.

    11. STOCK IN LIEU OF FEES. Non-Employee Directors shall have the right to elect to receive shares of the Company's common stock in lieu of the receipt of the annual retainer fee otherwise payable to them in accordance with the following terms and conditions:

    (a) IRREVOCABLE ELECTION: On or before October 31 of any year, a Non-Employee Director may, in writing, elect to receive either 25%, 50%, 75% or 100% of his or her annual director's retainer fee payable in the next calendar year in the form of the Company's common stock rather than cash. Such election shall be irrevocable with respect to the year to which it applies. Such election shall only apply to annual director's retainer fees and not to per-meeting fees or to expense reimbursements.

    (b) GRANT OF STOCK: On the date of the annual Board organizational meeting held after the annual shareholders' meeting in the calendar year following any such election, the Company shall issue to an electing director that number of shares of its common stock equal to the percentage elected by the director of the total annual director's retainer fees otherwise payable for that year, divided by the per share Fair Market Value of the Company's common stock.

    12. ACCELERATION. In the event of change of control as defined in paragraph 13, any options which have then been outstanding for at least six months held by an Optionee shall be immediately exercisable (without regard to any limitation imposed by the Plan or the Board at the time the option is granted, which permits all or any part of the option to be exercised only after the lapse of time).

    13.  CHANGE OF CONTROL.

    (a) A "change of control" shall be deemed to have occurred if:

         (i) without prior approval of the Board, any "person" becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

        (ii) without prior approval of the Board, as a result of, or in connection with, or within two years following, a tender or exchange offer for the voting stock of the Company, a merger or other business combination to which the Company is a party, the sale or other disposition of all or substantially all of the assets of the Company, a reorganization of the Company, or a proxy contest in connection with the election of members of the Board, the persons who were directors of the Company immediately prior to any of such transactions cease to constitute a majority of the Board or of the board of directors of any successor to the Company (except for resignations due to death, disability or normal retirement).

    (b) A person shall be deemed the "beneficial owner" of any securities:

         (i) which   such  person  or  any   of  its  Affiliates  or  Associates
             beneficially owns, directly or indirectly; or

        (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

        (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities.

    (c) A "person" shall mean any individual, firm, company, partnership, other entity or group.

    (d) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the shareholders of the Company and becomes effective.

    14. COMPANY RESPONSIBILITY. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan, so long as the Company acts in good faith.

    15. SECURITIES LAWS. The Board shall take all necessary or appropriate actions to ensure that all option issuances and all exercises thereof under this Plan are in full compliance with all Federal and state securities laws.

    16. AMENDMENT AND TERMINATION. Unless earlier terminated by the Board of Directors of the Company, this Plan shall terminate on May 1, 2006. The Board of Directors of the Company may terminate this Plan at any time, and may amend the Plan at any time or from time to time, without obtaining any approval of the Company's shareholders; except that the Plan may not be amended without shareholder approval (1) to increase the aggregate number of shares issuable under the Plan (excepting proportionate adjustments made under Paragraph 10 to give effect to stock splits, etc.); (2) to change the number of shares which may be granted to Optionees under the provisions of paragraph 5(B) (excepting proportionate adjustments made under Paragraph 10); (3) to change the option price of optioned stock (excepting proportionate adjustments made under Paragraph 10); (4) to change the required option price per share of common stock covered by an option granted under this Plan pursuant to subparagraph 5(a); (5) to extend the time within which options may be granted or the time within which a granted option may be exercised; or (6) to change, without the consent of the Optionee (or his or her, or his or her estate's, legal representative), any option previously granted to him or her under the Plan; and such amendments shall not be made more than once every six months other than to comport with changes in the Internal Revenue Code or the rules thereunder. If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms.

    17. EFFECTIVE DATE. This Plan shall become effective as of the date the Company's existing Directors' Non-Discretionary Stock Option Plan expires, if the Plan is approved and adopted by majority vote of the shareholders of the Company; provided that such adoption and approval must occur prior to December 31, 1996. If not so approved and adopted, this Plan shall be of no force and effect.

                                                                       EXHIBIT C

                 AMENDMENTS TO PARAGRAPHS 5(C) AND 6(C) OF THE
                    STRUCTURAL DYNAMICS RESEARCH CORPORATION
                      1994 LONG-TERM STOCK INCENTIVE PLAN

PRESENT PARAGRAPH 5(c)

(c) Each Option shall be exercisable during the life of the optionee only by the optionee and, after the optionee's death, only by the optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. An Option, to the extent that it shall not have been exercised, shall terminate at the close of business on the thirtieth day following the date the optionee ceases to be an employee of the Company or a Subsidiary, unless the optionee ceases to be an employee because of resignation with the consent of the Committee (which consent may be given before or after resignation), or by reason of death, incapacity or retirement under a retirement plan of the Company or a Subsidiary. Except as provided in the next sentence, if the optionee ceases to be an employee by reason of such resignation, the Option shall terminate three months after the optionee ceases to be an employee. If the optionee ceases to be an employee by reason of such death, incapacity or retirement, or if the optionee should die during the three-month period referred to in the preceding sentence, the Option shall terminate fifteen months after the optionee ceases to be an employee. Where an Option is exercised more than three months after the optionee ceased to be an employee, the Option may be exercised only to the extent it could have been exercised on the date three months after the optionee ceased to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Committee, be deemed a termination of employment within the meaning of this paragraph (c). Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years.

PARAGRAPH 5(c) AS PROPOSED TO BE AMENDED


(c) Each Option shall be exercisable during the life of the optionee only by the optionee and, after the optionee's death, only by the optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. An Option, to the extent that it shall not have been exercised, shall terminate at the close of business on the sixtieth day following the date the optionee ceases to be an employee of the Company or a Subsidiary, unless the optionee ceases to be an employee because of resignation with the consent of the Committee (which consent may be given before or after resignation), or by reason of death or incapacity, in which case any unexercised Option or portion thereof held by such person shall terminate 18 months after such death or incapacity, or at the Option's stated expiration date, whichever is earlier. Any Option that is exercisable hereunder after the date an optionee ceases to be an employee of the Company for any reason may be exercised only to the extent it could have been exercised as of the date the optionee ceases to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Committee, be deemed a termination of employment within the meaning of this paragraph (c). Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years.

PRESENT PARAGRAPH 6(c)

(c) Each SAR shall be exercisable during the life of the grantee only by the grantee and, after the grantee's death, only by the grantee's estate or by a person who acquired the right to exercise the SAR by will or the laws of descent and distribution. A SAR, to the extent that it shall not have been exercised, shall terminate at the close of business on the thirtieth day following the date the grantee ceases to be an employee of the Company or a Subsidiary, unless the grantee ceases to be an employee because of resignation with the consent of the Committee (which consent may be given before or after resignation), or by reason of death, incapacity or retirement under a retirement plan of the Company or a Subsidiary. Except as provided in the next sentence, if the grantee ceases to be an employee by reason of such resignation, the SAR shall terminate three months after the grantee ceases to be an employee. If the grantee ceases to be an employee by reason of such death, incapacity or retirement, or if the grantee should die during the three-month period referred to in the preceding sentence, the SAR shall terminate fifteen months after the grantee ceases to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Committee, be deemed a termination of employment within the meaning of this paragraph (c).

PARAGRAPH 6(c) AS PROPOSED TO BE AMENDED


(c) Each SAR shall be exercisable during the life of the grantee only by the grantee and, after the grantee's death, only by the grantee's estate or by a person who acquired the right to exercise the SAR by will or the laws of descent and distribution. A SAR, to the extent that it shall not have been exercised, shall terminate at the close of business on the sixtieth day following the date the grantee ceases to be an employee of the Company or a Subsidiary, unless the grantee ceases to be an employee because of resignation with the consent of the Committee (which consent may be given before or after resignation), or by reason of death or incapacity, in which case any unexercised SAR or portion thereof held by such person shall terminate 18 months after such death or incapacity, or at the SAR's stated expiration date, whichever is earlier. Any SAR that is exercisable hereunder after the grantee ceases to be an employee of the Company for any reason may be exercised only to the extent it could have been exercised on the date the grantee ceases to be an employee of the Company. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Committee, be deemed a termination of employment within the meaning of this paragraph (c).

                                   [SDRC LOGO]

                  -------------------------------------------
                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                          ----------------------------

                                      1996
                                 ANNUAL MEETING
                                OF SHAREHOLDERS

                                 APRIL 30, 1996

PROXY               STRUCTURAL DYNAMICS RESEARCH CORPORATION
                               2000 Eastman Drive
                              Milford, Ohio 45150

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints John A. Mongelluzzo and Jeffrey J. Vorholt, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of Structural Dynamics Research Corporation which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said Company scheduled to be held on April 30, 1996 at 2:00 p.m. at the Company's offices, 2000 Eastman Drive, Milford, Ohio 45150 or at any adjournment or recess thereof.

    Please mark X in the appropriate box. The Board of Directors recommends a FOR vote on each proposal.

1.  ELECTION OF CLASS I DIRECTORS.
    / / FOR all nominees listed below      / / WITHHOLD AUTHORITY
    (except as marked to the contrary below)

        WILLIAM P. CONLIN, ALBERT F. PETER, BANNUS B. HUDSON, ARTHUR B. SIMS

      (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below)

    ----------------------------------------------------------------------------


2. Approval of the adoption of amendments to the Company's Amended Code of Regulations to provide for separate offices of Chairman of the Board, President and Chief Executive Officer, to clarify the authority of the Board of Directors to delegate authority with respect to each such office, and otherwise to update the Amended Code of Regulations.


                      / / FOR      / / ABSTAIN      / / AGAINST

3. Approval of the adoption of the Structural Dynamics Research Corporation 1996 Directors' Non-Discretionary Stock Plan to replace the existing plan which expires in 1996.

                      / / FOR      / / ABSTAIN      / / AGAINST

4. Approval of an amendment to the Company's 1994 Long-Term Stock Incentive Plan to permit the estate of a deceased plan participant or a participant who resigns due to ill-health or disability to exercise options or other incentive awards for up to 18 months from the cessation of employment and in the event of termination for other reasons to permit such exercise for up to 60 days from the date of termination.


                      / / FOR      / / ABSTAIN      / / AGAINST


5. Ratification of the appointment of Price Waterhouse LLP as the independent auditors of the Company for 1996.


                      / / FOR      / / ABSTAIN      / / AGAINST

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Directors and FOR the proposals in paragraphs 2, 3, 4 and 5.

ALL FORMER PROXIES ARE HEREBY REVOKED.
                                                  NUMBER OF SHARES .............

                                                  ------------------------------
                                                    (Signature of Shareholder)

                                                  ------------------------------
                                                    (Signature of Shareholder)

                                                  (Please sign  exactly as  your
                                                  name appears hereon. All joint
                                                  owners   should   sign.   When
                                                  signing   in    a    fiduciary
                                                  capacity  or  as  a  corporate
                                                  officer, please give your full
                                                  title as such)

                                                  Dated:  ..............  , 1996